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                                                                     EXHIBIT 5.1


                       [Letterhead of Baker Botts L.L.P.]



                                                                  April 27, 2001


Reliant Resources, Inc.
1111 Louisiana
Houston, Texas  77002

Ladies and Gentlemen:

                  We have acted as counsel for Reliant Resources, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-1 (Registration No. 333-48038) (as amended to date, the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance and sale of up to 59,800,000 shares (the "Shares") of common stock, par value $.001 per share, of the Company (the "Common Stock") and associated rights to purchase shares of Series A Preferred Stock, par value $.001 per share, of the Company (the "Rights").

                  We understand that the Shares are to be sold pursuant to the terms of an underwriting agreement in substantially the form filed as
Exhibit 1.1 to the Registration Statement.

                  In our capacity as your counsel in the connection referred to above, we have examined the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, and a form of Rights Agreement, dated as of January 15, 2001, between the Company and The Chase Manhattan Bank (the "Rights Agreement"), as filed as Exhibit 4.2 to the Registration Statement, and have examined originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.




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Reliant Resources, Inc.               - 2 -                       April 27, 2001

                  On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

               1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

               2. When offered as described in the Registration Statement, and upon (i) the taking of action by the duly authorized Special IPO Pricing Committee of the Board of Directors of the Company to determine the price at which the Shares are to be sold to the underwriters by the Company and (ii) the issuance and sale by the Company of the Shares in accordance with the terms and provisions of the underwriting agreement and as described in the Registration Statement, such Shares will be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable.

               3. When (i) the Rights Agreement has been duly authorized and validly executed and delivered by the parties thereto; (ii) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance of the Rights; and (iii) the Rights associated with the Shares have been issued in accordance with the terms of the Rights Agreement, the Rights associated with such Shares will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally, (y) fiduciary considerations under the General Corporation Law of the State of Delaware and (z) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).



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Reliant Resources, Inc.                - 3 -                      April 27, 2001

                  The opinions set forth above are limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal securities laws, each as in effect on the date hereof. At your request, this opinion is being furnished to you for filing as Exhibit
5.1 to the Registration Statement. Additionally, we hereby consent to the reference to our Firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          BAKER BOTTS L.L.P.